EXHIBIT 10.8

AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 is entered into as of May 7, 2020 (“Amendment No. 1”), and is intended to be, and shall constitute an amendment to the Executive Employment Agreement dated October 16, 2018 (“Agreement”), by and between Global Clean Energy Holdings, Inc. (“GCEH” or “Company”), and Richard Palmer (hereinafter, “Executive,” and collectively with the Company, the “Parties”).

WHEREAS, the Company and Executive desire to amend the Agreement as set forth herein to increase the base salary payable to Executive;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.Section 2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“2.1Base Salary.  For the duration of the Term, for all services rendered by Executive hereunder and all covenants and conditions undertaken by the Parties pursuant to this Agreement, the Company shall pay, and Executive shall accept, as compensation, an annual base salary (“Base Salary”) of $350,000.  The Base Salary shall be payable in regular installments in accordance with the normal payroll practices of the Company, in effect from time to time, but in any event no less frequently than on a monthly basis.”

2.All other terms and conditions of the Agreement, except as modified by this Amendment No. 1, shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and Executive have executed this Amendment No. 1 effective as of the date specified above.

GLOBAL CLEAN ENERGY HOLDINGS, INC. By:/s/ DAVID R. WALKER Name: David R. Walker Title: Chairman of the Board
EXECUTIVE /s/ RICHARD PALMER Richard Palmer

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